Exhibit (17)(a)

PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

To authorize your proxy by Internet
1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Go to website www.proxyvote.com
3)	Follow the instructions provided on the website.

To authorize your proxy by Telephone
1)	Read the Proxy Statement and have the proxy card below at hand.
2)	Call 1-800-690-6903
3)	Follow the instructions.

To vote by Mail
1)	Read the Proxy Statement.
2)	Check the appropriate box on the proxy card below.
3)	Sign and date the proxy card.
4)	Return the proxy card in the envelope provided.

  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E34960-S66138         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

Vote on Proposal
	For	Against	Abstain

Proposal 1.

To consider and vote on an Agreement and Plan of Reorganization providing for the transfer of all of the assets of Cohen & Steers Institutional Global Realty Shares, Inc., a Maryland corporation (“IGRS” or the “Fund”), to Cohen & Steers Global Realty Shares, Inc., a Maryland corporation (“CSS”), in exchange for Class I shares of common stock of CSS and the assumption by CSS of all of the liabilities of IGRS, the distribution of such CSS shares to the stockholders of IGRS in complete liquidation of IGRS and deregistration of IGRS as an investment company pursuant to the Investment Company Act of 1940, as amended, all as described in more detail in the attached Proxy Statement/Prospectus (the “Reorganization”).

The shares of stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted FOR Proposal 1. The appointed proxies will vote in their discretion on any other business as may properly come before the meeting or any postponements or adjournments thereof.

	☐	☐	☐

Stockholders of the Fund of record at the close of business on December 29, 2017 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY TO AVOID THE EXPENSE OF ADDITIONAL SOLICITATION.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

Note: Please be sure to sign and date this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature {Joint Owners}	Date

Exhibit (17)(a)

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Proxy Statement is available at

www.proxyvote.com.

E34961-S66138

☐      FOLD AND DETACH HERE      ☐

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COHEN & STEERS INSTITUTIONAL GLOBAL REALTY SHARES, INC.

280 PARK AVENUE

NEW YORK, NEW YORK 10017

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

Revoking such prior appointments, the undersigned appoints Joshua Troper and Albert Laskaj (or, if only one shall act, then that one) as proxies, with the power of substitution in each of them, to vote all the stock of Cohen & Steers Institutional Global Realty Shares, Inc. (the “Fund”) registered in the name of the undersigned at the Special Meeting of Stockholders to be held at the offices of Cohen & Steers Capital Management, Inc., 280 Park Avenue, 10th Floor, New York, New York 10017 on March 15, 2018 at 10:00 a.m., Eastern Time, and at any postponements or adjournments thereof, and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Fund and date. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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